Exhibit 16.1

MillerEllin / company LLP	750 Lexington Avenue
New York, NY 10022-1200

Certified Public Accountants	212 750 9100	phone
	212 750 2727	fax
	mec@millerellin.com	e-mail

October 27, 2006

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by HAPC, INC. which we understand will be filed with the U.S. Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K as part of the Form 8-K of HAPC, INC. dated October 27, 2006. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ Miller, Ellin and Company, LLP

Miller, Ellin and Company, LLP